Exhibit 10.1

SECOND AMENDMENT

TO COLLABORATION AND LICENSE AGREEMENT

This Second Amendment (“Second Amendment”) to the Collaboration and License Agreement, (as subsequently amended, the “Agreement”) is effective as of January 8, 2021 (the “Effective Date”), by and between:

MorphoSys AG, a German stock corporation having a place of business at Semmelweisstrasse 7, 82152 Planegg, Germany ("MorphoSys AG"), and MorphoSys US Inc., a Delaware corporation, wholly-owned by MorphoSys AG, having its place of business at 470 Atlantic Avenue, 14th floor. Boston, MA 02210, USA ("MorphoSys Inc."), (both MorphoSys AG and MorphoSys Inc., "MorphoSys")

and

Incyte Corporation, a Delaware corporation with its principal place of business at 1801 Augustine Cut-Off, Wilmington, Delaware 19803, USA ("COMPANY").

MorphoSys and COMPANY each may be referred to herein individually as a "Party," or collectively as the "Parties."

WHEREAS, the Agreement, as more specifically set forth in Section 16.4, provides for the Parties to be able to disclose Confidential Information of the other Party only in certain instances; and

WHEREAS, COMPANY and MorphoSys have agreed to amend the Agreement to expand the group of third parties to which disclosure may be made to include existing or potential distributors.

NOW and THEREFORE, the Parties hereby agree as follows:

All capitalized terms used in this Second Amendment shall have the meaning ascribed to them in the Agreement, except as otherwise expressly stated herein.

1. Section 16.4(e) to the Agreement shall be deleted in its entirety and replaced by the following (added language underlined only to show its addition):

(e)made by a Receiving Party on a need-to-know-basis to (i) existing or potential acquirers or merger candidates; (ii) existing or potential Sublicensees, existing or potential distributors or existing or potential contractors (to the extent contemplated hereunder); (iii) investment bankers; (iv) existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or to Affiliates or Sublicensees, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use  equivalent in scope to those set forth in this Article 16 or in accordance with applicable industry standards but for no less than five (5) years from disclosure

2. Performance under all other terms of the Agreement.

Except as expressly amended hereby, the Agreement shall continue in full force and effect.  This Second Amendment is incorporated and made a part of the Agreement between MorphoSys and COMPANY.  In the event of any conflict or inconsistency between the Agreement and this Second Amendment, the latter shall prevail.

3. Counterparts.

This Second Amendment may be executed in three (3) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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In Witness Whereof, the Parties have by duly authorized persons, executed this Second Amendment, as of the Effective Date.

MorphoSys AG

By:	/s/ Dr. Barbara Krebs-Pohl	By:	/s/ Samuel White

Name:	Dr. Barbara Krebs-Pohl	Name:	Samuel White

Title:	SVP Global BD&L and Alliance Management	Title:	Senior Director, Head of Commercial Alliance Management

MorphoSys US Inc.

By:	/s/ David Trexler	By:	/s/ Ben Looker

Name:	David Trexler	Name:	Ben Looker

Title:	President	Title:	Secretary

INCYTE CORPORATION

By:	/s/ Vijay Iyengar

Name:	Vijay Iyengar

Title:	EVP, GSCD

[Signature page to Second Amendment to the Collaboration and License Agreement]